Exhibit 99.1

Mesa-Royalty-Trust

Mesa Royalty Trust Announces Trust Income for October 2003

MESA ROYALTY TRUST

JPMorgan Chase Bank, Trustee	NEWS
RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS October 22, 2003 — Mesa Royalty Trust (NYSE symbol-MTR) announced the Trust income distribution for the month of October 2003. Unitholders of record on October 31, 2003 will receive a distribution amounting to $757,533 or  $0.406491434 per unit payable on January 30, 2004. Royalty income from the San Juan Basin Properties totaled $362,250. Royalty income from the Hugoton Properties totaled $388,461.

The extent of future distributions from the properties in which the Trust has an interest will continue to be dependent on normal factors associated with oil and gas operations such as oil and gas production levels, prices and associated cost, accruals for future abandonment costs, timing and extent of capital expenditures.

Contact:

Mesa Royalty Trust

JPMorgan Chase Bank, as Trustee
Mike Ulrich
1(800) 852-1422
(512) 479-2562

www.businesswire.com/cnn/mtr.htm

P.O. Box 550  Austin, TX 78789